As filed with the Securities and Exchange Commission on August 1, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0772104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3520 Kraft Rd, Suite 300 Naples, FL	34105
(Address of principal executive offices)	(Zip Code)

ACI WORLDWIDE, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Dennis P. Byrnes

Executive Vice President

ACI Worldwide, Inc.

3520 Kraft Rd., Suite 300

Naples, FL 34105

239-403-4600

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $.005 per share	3,000,000	$23.56	$70,680,000	$8,191.81

(1)	This Registration Statement covers 3,000,000 shares of Common Stock, par value $0.005 per share, of ACI Worldwide, Inc. (the “Registrant”) available for awards under the ACI Worldwide, Inc. 2017 Employee Stock Purchase Plan.
(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices of the Registrant’s common stock on July 28, 2017, of $24.05 and $23.06 respectively, as reported on the NASDAQ Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Instruction G of Form S-8 and Rule 428(b)(1) under the Securities Act, and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) or as otherwise indicated, are hereby incorporated by reference into this Registration Statement and shall be deemed to be a part hereof:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 1, 2017;

•	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2016; and

•	The description of the Registrant’s Class A Common Stock (reclassified as “Common Stock”) set forth under the caption “Description of Capital Stock—Common Stock” in the Registrant’s Registration Statement on Form S-4 (File No. 333-56309) filed with the SEC on June 8, 1998.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article X of the Amended and Restated Certificate of Incorporation of the Registrant provides that the Registrant shall, to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment), indemnify a director or officer of the Registrant or a person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, who was or is made (or threatened to be made) a party to or is otherwise involved in a civil, criminal, administrative or investigative action suit or proceeding (an “indemnified person”). Article X also provides that expenses incurred by an indemnified person will be paid in advance by the Registrant; provided, however, that, if the DCGL requires, an advancement of expenses incurred by an indemnified person in his or her capacity as a director or officer will be made only if the Registrant receives an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnified person is not entitled to be indemnified for such expenses. The Amended and Restated Certificate of Incorporation also authorizes the Registrant to maintain officer and director liability insurance, and such a policy is currently in effect.

The Registrant has entered into Indemnification Agreements with each of its executive officers and certain other employees. Under the Indemnification Agreements, the Registrant agrees to indemnify the employee to the fullest extent permitted by law if the employee was, is or becomes a party to or witness or other participant in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation by reason of (or arising in part out of) any event or occurrence related to the fact that the employee is or was a director, officer, employee, agent or fiduciary of the Registrant, or any subsidiary of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the employee while serving in such capacity. The Registrant also agrees, to the extent the Registrant maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, the employee will be covered by such policies as to provide the employee the same rights and benefits as are accorded to the most favorably similarly situated insured.

The above discussion of the DGCL and the Registrant’s Amended and Restated Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by such statute and the Amended and Restated Certificate of Incorporation.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Reference is made to the Exhibit Index.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) the Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on August 1, 2017.

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name: Dennis P. Byrnes
Title: Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dennis P. Byrnes and Scott W. Behrens, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Philip G. Heasley Philip G. Heasley	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2017

/s/ Scott W. Behrens Scott W. Behrens	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 1, 2017

/s/ David A. Poe David A. Poe	Chairman of the Board of Directors and Director	August 1, 2017

/s/ Janet O. Estep Janet O. Estep	Director	August 1, 2017

/s/ James C. Hale James C. Hale	Director	August 1, 2017

/s/ James C. McGroddy James C. McGroddy	Director	August 1, 2017

/s/ Charles E. Peters, Jr. Charles E. Peters, Jr.	Director	August 1, 2017

/s/ Adalio T. Sanchez Adalio T. Sanchez	Director	August 1, 2017

/s/ John M. Shay, Jr. John M. Shay, Jr.	Director	August 1, 2017

/s/ Jan H. Suwinski Jan H. Suwinski	Director	August 1, 2017

/s/ Thomas W. Warsop III Thomas W. Warsop III	Director	August 1, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1

Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to

Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2014)

3.2	Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the Commission on February 27, 2017)

4.1	ACI Worldwide, Inc. 2017 Employee Stock Purchase Plan (incorporated herein by reference to Annex A to the Registrant’s Proxy Statement filed with the Commission on April 27, 2017)

5.1*	Opinion of Koley Jessen, P.C., L.L.O. (as to the validity of the securities being registered)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Koley Jessen, P.C., L.L.O. (included in Exhibit 5.1)

24*	Power of Attorney (included on the signature page of the Registration Statement)

*	filed herewith